eAUTOCLAIMS.COM
                      AGREEMENT WITH DOMINION CAPITAL FUND


         This Agreement With Certain Securities Holders (this "Agreement") is made effective as of May 31, 2000 (the "Effective Date"), by and between eAutoclaims.com (the "Company"), a Nevada corporation, and Dominion Capital Fund (the "Securities Holder").

                                    Recitals
                                    --------

         This Agreement is made with reference to the following facts and circumstances:

         (a) Securities Holder owns shares of the Company's common stock ("Common Stock").

         (b) Securities Holder also owns shares of the Company's Series A Convertible Preferred Stock, $.001 par value per share ("Series A Convertible Preferred"). The Series A Convertible Preferred is convertible into shares of Common Stock.

         (c)   Securities   Holder  holds   warrants   (each  a  "Warrant"   and
         collectively, the "Warrants") to purchase shares of Common Stock.

         (d) At the time that the Company issued securities to Securities Holder, the Company and Securities Holder intended and agreed that Securities Holder was acquiring those securities as a passive investment only, and that Securities Holder was not acquiring those securities for the purpose or with the intent of having the power to control the Company, as the term "control" is defined under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (collectively, the "Rules") of the Securities and Exchange Commission (the "SEC"), or to obtain Company information by reason of its ownership of those securities. Accordingly, the Company and Securities Holder agreed that Securities Holder would not have the ability to acquire an amount of Common Stock that would cause Securities Holder to be deemed to beneficially own (as defined in Rule 13d-3 under the Exchange Act) __% or more of the Common Stock outstanding from time to time.

         In order to further evidence and document their purposes and intent set forth in the foregoing recitals, the Company and Securities Holder have agreed as follows:

1.  Restrictions on Right and Power to Acquire Common Stock.

         1.1. Any provision in the Series A Convertible Preferred, or any Warrant, or any other document to the contrary notwithstanding, Securities Holder shall not have the right or power, directly or indirectly, either alone or in concert with others, to (i) convert any share of Series B Convertible Preferred, or (ii) exercise any Warrant, or (iii) exercise any other right or power to acquire Common Stock, and any attempt to exercise any of the foregoing rights or powers shall be null and void, if, after having given effect to the exercise of that right or power, Securities Holder shall be or shall be deemed to beneficially own (as defined in Rule 13d-3 under the Exchange Act) more than 4.99% of the then outstanding Common Stock.

         1.2. To the extent the limitation contained in Section 1.1 applies, the determination of whether Series A Convertible Preferred or the Warrants are convertible or exercisable, respectively (in relation to other securities owned by Securities Holder) and of which portion of such securities are convertible or exercisable shall be in the sole discretion of Securities Holder, and the submission of a conversion notice or any Warrant shall be deemed to be Securities Holder's determination of whether such securities are convertible or exercisable (in relation to other securities owned by Securities Holder) and of which portion of such securities are convertible or exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of Securities Holder to convert Series A Convertible Preferred, or to exercise any Warrant at such time as such conversion or such exercise will not violate the provisions of Section 1.1.

2. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada, without reference to its principles of conflicts of laws.

3. Amendments. Any amendments to this Agreement must be made in writing and duly executed by an authorized representative of each of the parties.

4. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one instrument.


         Each party has caused this Agreement to be duly executed on its behalf as of the date first written above.

eAutoclaims.com, Inc.


By _________________________



Dominion Capital Fund


By: _______________________